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                                                                  EXHIBIT (C)(7)


                              STANDSTILL AGREEMENT


         THIS STANDSTILL AGREEMENT (this "Agreement"), dated as of March 10, 1998, is made by and between International Home Foods, Inc., a Delaware corporation ("IHF"), and Grist Mill Co., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, IHF, IHF/GM Holding Corporation, a Delaware corporation ("Parent"), IHF/GM Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub") and the Company are entering, concurrently herewith, an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger"); capitalized terms used and not defined herein have the respective meanings ascribe to them in the Merger Agreement; and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Company has required that IHF agree, and IHF has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein and the benefits to be received by the parties under the terms of the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       TERM OF AGREEMENT

         Except as otherwise expressly provided herein, the respective covenants and agreements of IHF and the Company contained in this Agreement will continue in full force and effect until March 10, 1999 (the "Termination Date").

2.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF IHF

         Prior to the Termination Date or earlier termination of this Agreement and subject to the further provisions hereof, except in accordance with the terms of the Transaction Documents or as otherwise permitted by Section 3 below:

                  (a) IHF represents and warrants to the Company that as of the date hereof none of (i) IHF, (ii) any corporation or other entity controlled by IHF, including without limitation, Parent and Sub, (iii) any affiliate of IHF, (iv) Hicks, Muse, Tate & Furst, Inc. (the "Hicks Muse"), (v) any principal of Hicks Muse, (vi) any corporation or other entity controlled by Hicks Muse, (vii) any affiliate of Hicks Muse, or
         (viii) any principal of any of the foregoing (collectively, the "IHF Group") owns any Shares.





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                  (b)      No member of the IHF Group will, directly or
         indirectly, acquire any Shares without the written consent of the Company.

                  (c) No member of the IHF Group shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in opposition to the recommendation of the majority of the directors of the Company with respect to any matter.

                  (d) No member of the IHF Group shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Shares, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with members of the IHF Group).

                  (e) IHF, on behalf of itself and the other members of the IHF Group, will not (and will not assist or encourage others to) directly or indirectly, (i) make any public announcement with respect to, or submit any proposal for, a transaction between the Company or any of its security holders and IHF (and/or any member of the IHF Group, whether or not any other parties are also involved, directly or indirectly, in such proposal or transaction) other than pursuant to the Transaction Documents, unless such proposal is directed and disclosed solely to the management of the Company or its designated representatives, and the Company shall have consented in writing, in advance, to the submission of such proposal; nor (ii) by purchase or otherwise, acquire, offer to acquire, or agree to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any assets (except in the ordinary course of the Company's business) or businesses or securities or direct or indirect rights (including convertible securities) or options to acquire such ownership (or otherwise act in concert with any person which so acquires, offers to acquire, or agrees to acquire), or otherwise seek to influence or control, the management or policies of the Company or any of its affiliates without such permission.

                  (f) No member of the IHF Group shall make any public request to waive any provision of this Agreement or to permit any member of the IHF Group to take any actions specified herein.

3. PERMITTED INVESTMENT. Notwithstanding anything to the contrary contained herein, the individuals referenced in clauses (iii), (v),
         (vii) and (viii) of Section 2(a) above shall be permitted to acquire, hold and dispose of shares of Company Common Stock solely for their own individual account (and not as a member of any group as contemplated by Section 2(d) above) in the ordinary course of business; provided, however, that, in all events, no such individual shall at any time (i) beneficially own, or have the power to vote or invest, more than five percent (5%) of the shares of Company Common Stock then outstanding or
         (ii) hold any shares of Company Common Stock with the purpose or effect of changing or influencing control of the Company, or as a participant in any transaction having such purpose or effect.


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4.       MISCELLANEOUS

                  (a) IHF, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

                  (b) As used herein, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act and the term "person" shall mean any individual, partnership, corporation, trust or other entity.

                  (c) This Agreement contain the entire understanding of the parties with respect to the transactions contemplated hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

                  (d) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (e) For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                  (f) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designated by notice given hereunder:

                           (a)      if to IHF or any member of the IHF Group to:

                                    International Home Foods, Inc.
                                    1633 Littleton Road
                                    Parsippany, New Jersey 07054
                                    Attn:
                                    Telecopy:



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                                    with copies to:

                                    Vinson & Elkins, L.L.P.
                                    3700 Trammel Crow Center
                                    2001 Ross Avenue
                                    Dallas, Texas  75201
                                    Attn:  A. Winston Oxley, Esq.
                                    Telecopy:  (214) 999-7891

                           (b)      if to the Company, to:

                                    Grist Mill Co.
                                    21340 Hayes Avenue
                                    Lakeville, Minnesota 55044-0430
                                    Attn: Mr. Glen S. Bolander
                                    Telecopy: (612) 469-5550

                                    with a copy to:

                                    Barack Ferrazzano Kirschbaum Perlman
                                    & Nagelberg
                                    333 West Wacker Drive, Suite 2700
                                    Chicago, Illinois 60606
                                    Attn: Charles H. Perlman, Esq.
                                    Telecopy: (312) 984-3150

                  (g) From and after the Termination Date or earlier termination of this Agreement, the covenants of the parties set forth herein shall be of no further force of effect and the parties shall be under no further obligation with respect thereto.

                  (h) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.




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         IN WITNESS WHEREOF, IHF and the Company have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                                      IHF:

                                      INTERNATIONAL HOME FOODS, INC.,
                                      a Delaware corporation


                                      By: /s/ ANDREW S. ROSEN
                                         ---------------------------------------
                                         Andrew S. Rosen
                                         Vice President


                                      COMPANY:

                                      GRIST MILL CO.,
                                      a Delaware corporation


                                      By: /s/ GLEN S. BOLANDER
                                         ---------------------------------------
                                         Glen S. Bolander
                                         President



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